Exhibit 99.1

Type:  Exhibit- 99.1
Description:  Citizens Capital Corp.; Series 2010A; 144A Bond Certificate - Specimen.

United States of America
State of Texas

144A

NUMBER

144A

DOLLARS

DEBT OBLIGATION OF
CITIZENS CAPITAL CORP.

DATED DATE: **INTEREST RATE:** **SERIES:** **MATURITY DATE:** **CUSIP:**

Citizens Capital Corp. (herein called the "Bond Issuer"), pursuant to Indenture dated____________; and Supplemental Indenture No.______, for value received, hereby acknowledges itself indebted and promises to pay to

REGISTERED OWNER:

SPECIMEN

PRINCIPAL AMOUNT:

DOLLARS

Or registered assigns, on the maturity date set forth above, the principal amount set forth above, together with interest thereon from the Dated Date hereof, and interest payable semi-annually on June 15 and December 15 respectively, in each year, beginning on the Dated Date, at the interest rate per annum set forth above until said aggregate principal sum is paid, unless this Bond has been previously called for redemption and payment shall have been duly made or provided for. The principal of this Bond upon maturity or redemption is payable in lawful money of the United States of America at the principal corporate trust office of UW Trust Company, a Texas trust company located in the City of Waco, Texas (the "Paying Agent/Registrar"), or successor thereto, upon presentation and surrender hereof. Interest on this Bond is payable by wire or check mailed on each interest payment date by the Paying Agent/Registrar to the registered owner (determined as of the fifteenth calendar day of the month next preceding an interest payment date) at the address, as shown on the Security Registry of the Paying Agent/Registrar.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH IN THE INDENTURE AND ANY SUPPLEMENTAL INDENTURE THEREOF A COPY OF WHICH WILL BE FURNISHED BY THE CORPORATION TO ANY BOND HOLDER UPON WRITTEN REQUEST, WITHOUT CHARGE

This Bond shall not be valid or become obligatory for any purposes or be entitled to any security or benefit under the Indenture defined hereinafter until the Certificate of Registration hereon shall have been signed by the Paying Agent/Registrar.

IN WITNESS WHEREOF, the authorized officers of Citizens Capital Corp., acting as the governing authority, has caused this Bond to be executed in its name by the facsimile signature of its President and Secretary and the impress or imprint hereon of the Corporation, and this Bond to be dated on the Dated Date on this certificate hereof

PAYING AGENT/REGISTRAR'S CERTIFICATE OF REGISTRATION:

Company, a Texas Trust Company,
a unit of:
Valley Mills Drive; Suite 505; Waco, TX 76710

By:____________________ Date:__________
Authorized Signature

CITIZENS CAPITAL CORP. CORPORATE SEAL Est. 1991 STATE OF TEXAS

Citizens Capital Corp.
Authorized Officers:

President
Billy D. Hawkins

Secretary
Derrick Hayden